EXHIBIT 4.8


                               ANGEION CORPORATION

                    7 1/2% Senior Convertible Notes Due 2003

                          REGISTRATION RIGHTS AGREEMENT


                                                              New York, New York
                                                                  April 14, 1998


Subscriber named on the Signature Page hereof

Ladies and Gentlemen:

            Angeion Corporation, a Minnesota corporation (the "Company"), proposes to issue and sell to you, in accordance with the Private Placement Memorandum dated March 12, 1998 (including all exhibits thereto, the "Private Placement Memorandum"), 7 1/2% Senior Convertible Notes Due 2003 (the "Notes"). The Notes will be convertible into shares of Common Stock, par value $0.01 per share (the "Common Stock"), of the Company. The Company agrees with you, for the benefit of the holders from time to time of the Notes or the Common Stock issuable upon conversion of the Notes (including you) (each of the foregoing, a "Holder" and together, the "Holders"), as follows:

            1. Definitions.

            (a) As used in this Agreement, the following capitalized terms shall have the following meanings:

            "Act" means the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.

            "Affiliate" of any specified person means any other person that, directly or indirectly, is in control of, is controlled by, or is under common control with, such specified person. For purposes of this definition, control of a person means the power, direct or indirect, to direct or cause the direction of the management and policies of such person whether by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

            "Business Day" means any day that is neither a Saturday or a Sunday nor a day on which banking institutions in The City of New York are authorized or obligated by law or executive order to close.

            "Closing Date" has the meaning set forth in the Subscription Agreement.

            "Commission" means the Securities and Exchange Commission.

            "Damages Accrual Period" has the meaning set forth in Section 2(d) hereof.

            "Damages Payment Date" has the meaning set forth in Section 2(d) hereof.

            "Deferral Period" shall have the meaning set forth in Section 2(c) hereof.

            "Event" has the meaning set forth in Section 2(d) hereof.

            "Event Date" has the meaning set forth in Section 2(d) hereof.

            "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.

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            "Holder" has the meaning set forth in the preamble hereto.

            "Indenture" means the Indenture relating to the Notes between the Company and U.S. Bank National Association, as trustee, as the same may be amended from time to time in accordance with the terms thereof.

            "Initial Placement" means the initial sale of the Notes to the initial purchasers.

            "Interest Payment Date" has the meaning set forth in the Notes.

            "Liquidated Damages" has the meaning set forth in Section 2(d) hereof.

            "Majority Holders" means the Holders of a majority of the aggregate principal amount of Notes registered under a Shelf Registration Statement then outstanding; provided that Holders of Common Stock issued upon conversion of the Notes shall be deemed to be Holders of the aggregate principal amount of Notes from which such Common Stock was converted.

            "Managing Underwriters" means the Underwriter or Underwriters that shall administer an Underwritten Offering.

            "Notice Holder" has the meaning set forth in Section 2(b) hereof.

            "Prospectus" means the prospectus included in any Shelf Registration Statement (including, without limitation, a prospectus that discloses information previously omitted from a prospectus filed as part of an effective registration statement in reliance upon Rule 430A under the Act), as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the Notes or Common Stock issuable upon conversion thereof, covered by such Shelf Registration Statement, and all amendments and supplements to such prospectus, including post-effective amendments.

            "Record Date" has the meaning set forth in the Notes.

            "Record Holders" has the meaning set forth in Section 2(d).

            "Registrable Securities" shall mean the Notes and shares of Common Stock issued upon conversion thereof, excluding any such securities that, and any such securities the predecessors of which, were previously sold pursuant to an effective registration statement of the Company filed under the Act or pursuant to Rule 144 promulgated under the Act or, which, in the written opinion of counsel to the Company, may be sold pursuant to Rule 144 promulgated under the Act.

            "Selling Confirmation" has the meaning set forth in Section 2(b)(i).

            "Selling Notice" has the meaning set forth in Section 2(b).

            "Selling Period" means, with respect to a Notice Holder and a Selling Notice given by such Notice Holder, a period of 45 calendar days commencing on the date such Notice Holder receives a Selling Confirmation in respect of the transactions described in such Selling Notice; provided that the Company may defer existing Selling Periods in accordance with Section 3(c)(2).

            "Shelf Registration" means a registration effected pursuant to
Section 2 hereof.

            "Shelf Registration Period" has the meaning set forth in Section 2(a) hereof.

            "Shelf Registration Statement" means a registration statement of the Company pursuant to the provisions of Section 2 hereof (including additional registration statements filed pursuant to Section 3(d)) that covers some or all of the Notes and the Common Stock issuable upon conversion thereof, as applicable, on an appropriate form under Rule 415 promulgated under the Act, or any similar or successor rule that may be adopted by the Commission, and all amendments and supplements to such registration statement, including post-effective amendments, in each case including the Prospectus contained therein, all exhibits thereto and all material incorporated by reference therein.

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            "Subscription Agreement" means the Subscription Agreement dated as of April 3, 1998, between the Company and you.

            "Trustee" means the trustee with respect to the Notes under the Indenture.

            "Underwriter" means any underwriter of Notes or Common Stock issuable upon conversion thereof in connection with an offering thereof under a Shelf Registration Statement.

            "Underwritten Offering" means an offering in which the Notes or Common Stock are sold to an Underwriter or with the assistance of an Underwriter for reoffering to the public.

            (b) Capitalized terms used but not defined herein shall have the respective meanings set forth in the Private Placement Memorandum.

            2. Shelf Registration; Suspension of Use of Prospectus; Liquidated Damages.

            (a) The Company shall prepare and file with the Commission, as soon as practicable but in any event on or prior to the date 90 days following the Closing Date, a Shelf Registration Statement under the Act on any appropriate form under Rule 415 promulgated under the Securities Act or any similar or successor rule or regulation registering the resale from time to time by Holders thereof of all of the Registrable Securities. The Shelf Registration Statement shall permit resales of Registrable Securities by Holders in the manner or manners designated by them (including, without limitation, one or more Underwritten Offerings by an underwriter reasonably acceptable to the Company) from time to time, which shall be set forth in such Shelf Registration Statement. The Company shall use its reasonable best efforts to cause the Shelf Registration Statement to be declared effective under the Act as soon as reasonably practicable but in any event on or prior to the date 180 days following the Closing Date and to keep the Shelf Registration Statement continuously effective under the Act until the earlier of (i) the second anniversary of the Closing Date, (ii) the date on which, in the written opinion of counsel to the Company, the Registrable Securities may be sold by all non-affiliates of the Company pursuant to Rule 144 (or any similar or successor provision) promulgated by the Commission and (iii) such date as of which all the Registrable Securities have been sold pursuant to the Shelf Registration Statement (the period ending at such earlier date, the "Shelf Registration Period").

            (b) Each Holder of Registrable Securities agrees that if such Holder wishes to sell its Registrable Securities pursuant to the Shelf Registration Statement and the Prospectus, it will do so only in accordance with this Section 2(b). Each Holder of Registrable Securities agrees to give written notice to the Company at least three Business Days prior to any intended resale of Registrable Securities under the Shelf Registration Statement, which notice shall specify the date on which such Holder intends to begin such distribution and such information with respect to such Holder and the intended distribution as may be reasonably required to amend the Shelf Registration Statement or supplement the Prospectus with respect to such intended distribution (each Holder providing the notice described in this sentence and with respect to which the related Selling Period is continuing or has been deferred, a "Notice Holder"; each such notice, a "Selling Notice"). As soon as practicable after the date a Selling Notice is received by the Company, and in any event within two Business Days after such date, the Company shall either:

                        (i)(A) provide a written notice to the Notice Holder who
            gave such Selling Notice instructing and notifying such Notice Holder that the Shelf Registration Statement and Prospectus may be used during the applicable Selling Period to effect the transactions described in such Selling Notice, that the Company is then currently in compliance with Section 3(b) and that the Company reaffirms the consent granted pursuant to Section 3(f) (each such notice a "Selling Confirmation") or (B) file a supplement to the Prospectus or a post-effective amendment to the Shelf Registration Statement as required by Section 3(b), use its reasonable best efforts to cause any such amendment to become effective and immediately provide a Selling Confirmation to such Notice Holder; or

                        (ii) in the event of the happening of any event of the
            kind described in Section 3(c)(2)(i), 3(c)(2)(ii), 3(c)(2)(iii)(y) or 3(c)(2)(iv) hereof, the Company shall deliver to such Notice Holder the notice required by Section 3(c)(2) and notify the holders that the consent granted pursuant to Section 3(f) is suspended until further notice.

            (c) Each such Notice Holder may sell all or any Registrable Securities pursuant to the Shelf Registration Statement and the Prospectus only during the Selling Period commencing with the earlier of (x) the date

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on which such Notice Holder receives a Selling Confirmation and (y) the third
Business Day after the related Selling Notice has been received by the Company; provided that in the event the Company elects to take the actions permitted by
Section 2(b)(ii), the commencement of the Selling Period shall be deferred until such later date as the Company delivers a Selling Confirmation. A Notice Holder shall not sell any Registrable Securities pursuant to the Shelf Registration Statement or the Prospectus after the expiration of the applicable Selling Period without giving a new Selling Notice pursuant to Section 2(b) hereof and receiving a new Selling Confirmation. The period during which the commencement of a Selling Period is deferred by the Company or during which an existing Selling Period is deferred by the Company is hereinafter referred to as a "Deferral Period." In the event that (i) the number of Deferral Periods exceeds three in any twelve-month period or (ii) the number of days in any Deferral Period exceeds 45 days, the Company shall be liable to pay Liquidated Damages, in accordance with Section 2(d).

            In the event the Company elects to take the actions described in
Section 2(b)(ii), the Company will, at such time as it is in compliance with
Section 3(b) and as use of the Prospectus may be resumed, immediately provide Selling Confirmations to all Notice Holders.

            (d) The parties hereto agree that the Holders of the Registrable Securities will suffer damages, and that it would not be feasible to ascertain the extent of such damages with precision, if (i) the Shelf Registration Statement has not been filed on or prior to the date 90 days following the Closing Date, (ii) the Shelf Registration Statement has not been declared effective under the Securities Act on or before the date 180 days following the Closing Date, (iii) prior to the end of the Shelf Registration Period, the Commission shall have issued a stop order suspending the effectiveness of the Shelf Registration Statement or proceedings have been initiated with respect to the Shelf Registration Statement under Section 8(d) or 8(e) of the Act, (iv) the aggregate number of days in any one Deferral Period exceeds 30 days or (v) the number of Deferral Periods exceeds more than one in any three-month period or three in any twelve-month period (each of the events of a type described in any of the foregoing clauses (i) through (v) are individually referred to herein as an "Event"; and the date 90 days following the Closing Date in the case of clause (i), the date 180 days following the Closing Date in the case of clause
(ii), the date on which the effectiveness of the Shelf Registration Statement has been suspended or proceedings with respect to the Shelf Registration Statement under Section 8(d) or 8(e) of the Act have been commenced in the case of clause (iii), the date on which the duration of a Deferral Period exceeds the periods permitted by Section 2(c) hereof in the case of clause (iv), and the date of the commencement of a Deferral Period that causes the limit on the number of Deferral Periods under Section 2(c) hereof to be exceeded in the case of clause (v), are each referred to herein as an "Event Date"). Events shall be deemed to continue until the date of the termination of such Event, which shall be the following dates with respect to the respective types of Events: the date the Registration Statement is filed in the case of an Event of the type described in clause (i), the date the Registration Statement is declared effective under the Act in the case of an Event described in clause (ii), the date that all stop orders suspending effectiveness of the Shelf Registration Statement have been removed and the proceedings initiated with respect to the Shelf Registration Statement under Section 8(d) or 8(e) of the Act have terminated, as the case may be, in the case of Events of the types described in clause (iii), termination of the Deferral Period which caused the aggregate number of days in any one Deferral Period to exceed the number permitted by
Section 2(c) to be exceeded in the case of Events of the type described in clause (iv), and termination of the Deferral Period the commencement of which caused the number of Deferral Periods permitted by Section 2(c)(ii) to be exceeded in the case of Events of the type described in clause (v).

            Accordingly, upon the occurrence of any Event and until such time as there are no Events which have occurred and are continuing (the "Damages Accrual Period"), commencing on the Event Date on which such Damages Accrual Period began, the Company agrees to pay, as liquidated damages, and not as a penalty, an additional amount (the "Liquidated Damages"): (A) to each Holder of Registrable Securities that is a Notice Holder, accruing at a rate equal to one quarter of one percent PER ANNUM (25 basis points) on (y) where such Registrable Securities are Notes, the aggregate principal amount of such Notes held by such Notice Holder and (z) where such Registrable Securities are shares of Common Stock issued upon conversion of the Notes, the aggregate principal amount of the Notes that were converted into such shares and (B) if the Damages Accrual Period continues for a period in excess of 30 days from the Event Date, from and after the end of such 30-day period until such time as there are no Events which have occurred and are continuing, to each Holder of Registrable Securities (whether or not a Notice Holder), accruing at a rate equal to one-quarter of one percent PER ANNUM (25 basis points) on (u) where such Registrable Securities are Notes, the aggregate principal amount of such Notes held by such Holder and (v) where such Registrable Securities are shares of Common Stock issued upon conversion thereof, the aggregate principal amount of the Notes that were converted into such shares. Notwithstanding the foregoing, no Liquidated Damages shall accrue under clause (A) of the preceding sentence during any period for which Liquidated Damages accrue under clause (B) of the preceding sentence or as to any Notes or shares of Common Stock issued upon conversion thereof from and after the earlier of (x) the date such securities are no longer Registrable Securities, and (y) the expiration of the Shelf Registration Period. The rate of accrual of the Liquidated Damages with respect to any period shall not exceed the rate provided for in this paragraph notwithstanding the occurrence of multiple concurrent Events.

            Liquidated Damages, if any, due on any Notes or Common Stock issued upon conversion thereof shall be payable on each Interest Payment Date on the Notes accruing (or, if there are no Notes outstanding, which would have accrued) during the Damages Accrual Period and on the Interest Payment Date immediately following (or which would have followed) the termination of such Period (a "Damages Payment Date"). The Company shall pay the Liquidated Damages due on any Notes by depositing with the Trustee under the Indenture, in trust, for the benefit of the Holders of Notes or Common Stock issued upon conversion thereof or Notice Holders, as the case may be, entitled thereto, at least one Business Day prior to the applicable Damages Payment Date, sums sufficient to pay the Liquidated Damages, if any, accrued or accruing since the last preceding Damages Payment Date to such Damages Payment Date. The Liquidated Damages, if any, shall be paid on each Damages Payment Date to the Holders of record of the Registrable Securities (the "Record Holders") on the Record Date immediately preceding such Damages Payment Date by wire transfer of immediately available funds to the accounts specified by them or by mailing checks to their registered addresses as they appear in the Notes register or stock transfer books of the Company, if no such accounts have been specified on or before the applicable Regular Record Date. The Trustee shall be entitled, on behalf of the Holders of Notes, Common Stock issued upon conversion thereof and Notice Holders, to seek any available remedy for the enforcement of this Agreement, including for the payment of such Liquidated Damages, if any. Notwithstanding the foregoing, the parties agree that the sole remedy payable for a violation of the terms of this Agreement with respect to which Liquidated Damages, if any, are expressly provided shall be such Liquidated Damages. Nothing shall preclude a Notice Holder or Holder of Registrable Securities from pursuing or obtaining specific performance or other equitable relief with respect to any violation of this Agreement for which liquidated damages are not expressly provided by this Agreement.

            All of the Company's obligations set forth in this Section 2(d) which are outstanding with respect to any Registrable Securities at the time such security ceases to be a Registrable Security shall survive until such time as all such obligations with respect to such security have been satisfied in full (notwithstanding termination of the Agreement).

            The parties hereto agree that the Liquidated Damages provided for in this Section 2(d) constitute a reasonable estimate of the damages that may be incurred by Holders of Registrable Securities by reason of the failure of the Shelf Registration Statement to be filed or declared effective or unavailable (absolutely or as a practical matter) for effecting resales of Registrable Securities, as the case may be, in accordance with the provisions hereof.

            3. Registration Procedures. In connection with any Shelf Registration Statement, the following provisions shall apply:

            (a) The Company shall furnish to you, prior to the filing thereof with the Commission, a copy of any Shelf Registration Statement, and each amendment thereof and each amendment or supplement, if any, to the Prospectus included therein.

            (b) The Company shall ensure that (i) any Shelf Registration Statement and any amendment thereto and any Prospectus forming part thereof and any amendment or supplement thereto comply in all material respects with the Act and the Exchange Act and the respective rules and regulations thereunder, (ii) any Shelf Registration Statement and any amendment thereto does not, when it becomes effective, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading and (iii) any Prospectus forming part of any Shelf Registration Statement, and any amendment or supplement to such Prospectus, does not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; provided that no representation or agreement is made hereby with respect to information with respect to you or any Holder required to be included in any Shelf Registration or Prospectus pursuant to the Act or the rules and regulations thereunder or provided by you, any Holder, or any Managing Underwriter specifically for inclusion in any Shelf Registration Statement or Prospectus.

            (c)(1) The Company shall advise you and the Holders and, if requested by you or any such Holder, confirm such advice in writing:

                        (i) when a Shelf Registration Statement and any
            amendment thereto has been filed with the Commission and when the Shelf Registration Statement or any post-effective amendment thereto has become effective; and

                        (ii) of any request by the Commission for amendments or
            supplements to the Shelf Registration Statement or the Prospectus included therein or for additional information.

            (2) During any Selling Period, during the deferral of any Selling Period and within two Business Days of receipt by the Company of any Selling Notice, the Company shall notify you and the Notice Holders and, if requested by you or any such Notice Holder, confirm such notification in writing:

                        (i) of the issuance by the Commission of any stop order
            suspending the effectiveness of the Shelf Registration Statement or the initiation of any proceedings for that purpose;

                        (ii) of the receipt by the Company of any notification
            with respect to the suspension of the qualification of the Registrable Securities included in any Shelf Registration Statement for sale in any jurisdiction or the initiation or threat of any proceeding for such purpose;

                        (iii) of (x) the suspension of the use of the Prospectus
            pursuant to Section 2(b) or (y) of the happening of any event that requires the making of any changes in the Shelf Registration Statement or the Prospectus so that, as of such date, the statements therein are not misleading and do not omit to state a material fact required to be stated therein or necessary to make the statements therein (in the case of the Prospectus, in the light of the circumstances under which they were made) not misleading; and

                        (iv) of the determination by the Company, in its
            reasonable judgment, that it is advisable to suspend use of the Prospectus for valid business reasons (not including avoidance of the Company's obligations hereunder) including, among other things, the acquisition or divestiture of assets, public filings with the Commission, pending corporate developments and similar events;

            which notice shall be accompanied by an instruction to defer the use of the Prospectus until the Company delivers a Selling Confirmation whereupon any existing Selling Period shall be deferred and shall recommence upon delivery of the aforementioned Selling Confirmation; provided that such Selling Period shall be extended by the number of days elapsed in such period prior to such deferral.

            (d) The Company shall use its reasonable best efforts to prevent the issuance, and if issued to obtain the withdrawal of, any order suspending the effectiveness of any Shelf Registration Statement at the earliest possible time, and in any event shall within 30 days of any such order amend the Shelf Registration Statement in a manner reasonably expected to obtain the withdrawal of such order, or file an additional Shelf Registration Statement covering all of the Registrable Securities (whereupon references herein to the Shelf Registration Statement shall be deemed to include reference to such additional filing).

            (e) The Company shall furnish to each Holder of the Notes or the Common Stock issued upon conversion thereof included within the coverage of any Shelf Registration Statement, without charge, at least one copy of such Shelf Registration Statement and any post effective amendment or supplement thereto, including financial statements and schedules, and, if the Holder so requests in writing, all exhibits (including those incorporated by reference).

            (f) The Company shall, during the Shelf Registration Period, deliver to each Holder of the Notes or the Common Stock issued upon conversion thereof included within the coverage of any Shelf Registration Statement, without charge, as many copies of the Prospectus (including each preliminary Prospectus) included in such Shelf Registration Statement and any amendment or supplement thereto as such Holder may reasonably request; and, except during such periods as the Company shall have suspended the use of the Prospectus pursuant to
Section 2(b) or 3(c)(2), the Company consents to the use of the Prospectus or any amendment or supplement thereto by each of the selling Holders in connection with the offering and sale of the Notes or the Common Stock issued upon conversion thereof covered by the Prospectus or any amendment or supplement thereto.

            (g) Prior to any offering of the Notes or the Common Stock issued upon conversion thereof pursuant to any Shelf Registration Statement, the Company shall register or qualify or cooperate with the Holders of the Notes or the Common Stock issued upon conversion thereof included therein and their respective counsel in connection with the registration or qualification of such Notes or Common Stock for offer and sale under the securities or blue sky laws of such jurisdictions as any such Holders reasonably request in writing and do any and all other acts or things necessary or advisable to enable the offer and sale in such jurisdictions of the Notes and the Common Stock issued upon conversion thereof covered by such Shelf Registration Statement; provided, however, that the Company will not be required to qualify generally to do business in any jurisdiction where it is not then so qualified or to take any action which would subject it to general service of process or to taxation in any such jurisdiction where it is not then so subject.

            (h) The Company shall cooperate with the Holders to facilitate the timely preparation and delivery of certificates representing the Notes or the Common Stock issued upon conversion thereof to be sold pursuant to any Shelf Registration Statement free of any restrictive legends and in such denominations and registered in such names as Holders may request in connection with sales of the Notes or the Common Stock issued upon conversion thereof pursuant to such Shelf Registration Statement.

            (i) Upon the occurrence of any event contemplated by clause (iii) of Section (c)(2) above, the Company shall promptly prepare a post-effective amendment to any Shelf Registration Statement or an amendment or supplement to the related Prospectus or file any other required document so that, as thereafter delivered (when and as permitted pursuant to Section 2(c)) to purchasers of the Registrable Securities included therein, the Prospectus will not include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

            (j) The Company shall use its reasonable best efforts to comply with all applicable rules and regulations of the Commission and shall make generally available to its security holders as soon as practicable after the effective date of the applicable Shelf Registration Statement an earning statement satisfying the provisions of Section 11(a) of the Act and Rule 158 promulgated by the Commission thereunder.

            (k) The Company shall cause the Indenture to be qualified under the Trust Indenture Act in a timely manner.

            (l) The Company may require each Holder of the Notes or the Common Stock issued upon conversion thereof to be sold pursuant to any Shelf Registration Statement to furnish to the Company such information regarding the Holder and the distribution of such Notes or Common Stock as may, from time to time, be required by the Act and the rules and regulations promulgated thereunder, and the obligations of the Company to any Holder hereunder shall be expressly conditioned on the compliance of such Holder with such request.

            (m) The Company shall, if requested, use its reasonable best efforts to promptly incorporate in a supplement to the Prospectus included in the Shelf Registration or post-effective amendment to a Shelf Registration Statement (i) such information as the Majority Holders or, if the Notes or Common Stock issued upon conversion thereof are being sold in an Underwritten Offering, as the Managing Underwriters and the Majority Holders reasonably agree should be included therein and provide to the Company in writing for inclusion in the Shelf Registration Statement or Prospectus, and (ii) such information as a Holder may provide from time to time to the Company in writing for inclusion in a Prospectus or any Shelf Registration Statement concerning such Holder and the distribution of such Holder's Notes and Common Stock and, in either case, shall make all required filings of such supplement or post-effective amendment as soon as notified of the matters to be incorporated in such supplement or post-effective amendment.

            (n) The Company shall enter into such reasonable agreements as are customary (including underwriting agreements) and take all other customary actions in order to expedite or facilitate the registration or the disposition of the Notes or the Common Stock issuable upon conversion thereof, and in connection therewith, if an underwriting agreement is entered into, cause the same to contain indemnification provisions and procedures no less favorable to the Holders than those that are customarily made by issuers to Underwriters (or such other provisions and procedures acceptable to the Majority Holders and the Managing Underwriters, if any, with respect to all parties to be indemnified pursuant to Section 5 from Holders of Notes or the Common Stock issuable upon conversion thereof to the Company).

            (o) The Company shall (i) make reasonably available for inspection by the Holders of Notes or the Common Stock issued upon conversion thereof to be registered under a Shelf Registration Statement, any Underwriter participating in any disposition pursuant to such Shelf Registration Statement, and any attorney, accountant or other agent retained by the Holders or any such Underwriter all relevant financial and other records, pertinent corporate documents and properties of the Company and its subsidiaries; (ii) cause the Company's officers, directors and employees to supply all relevant information reasonably requested by the Holders or any such Underwriter, attorney, accountant or agent in connection with any such Shelf Registration Statement as is customary for similar due diligence examinations; provided, however, that any information that is designated in writing by the Company, in its sole discretion, as confidential at the time of delivery of such information (the "Confidential Information") shall be kept confidential by the Holders or any such Underwriter, attorney, accountant or agent, unless such information has become available to the public generally or through a third party without an accompanying obligation of confidentiality (provided, however, that in the event that any of such persons is requested or required (by oral questions, interrogatories, requests for information or documents, subpoena, or similar process) to disclose any of the Confidential Information, it is agreed that such person will provide the Company with prompt notice of such request(s) so that the Company may seek an appropriate protective order or other appropriate remedy and/or waive such person's compliance with this provision and in the event that such protective order or other remedy is not obtained, or that the Company grants a waiver hereunder, such person may furnish that portion of the confidential information which it is legally compelled to disclose); (iii) make such representations and warranties to the Holders of the Notes or the Common Stock issued upon conversion thereof registered thereunder and the Underwriters, if any, in form, substance and scope as are customarily made by issuers to Underwriters; (iv) obtain opinions of counsel to the Company and updates thereof (which counsel and opinions, in form, scope and substance, shall be reasonably satisfactory to the Managing Underwriters, if any) addressed to each selling Holder and the Underwriters, if any, covering such matters as are customarily covered in opinions requested in underwritten offerings and such other matters as may be reasonably requested by such Holders and Underwriters; (v) obtain "cold comfort" letters and updates thereof from the independent certified public accountants of the Company (and, if necessary, any other independent certified public accountants of any subsidiary of the Company or of any business acquired by the Company for which financial statements and financial data are, or are required to be, included in the Shelf Registration Statement), addressed to each selling Holder of the Notes or the Common Stock issued upon conversion thereof registered thereunder (provided such Holder furnishes the accountants with such representations as the accountants customarily require in similar situations) and the Underwriters, if any, in customary form and covering matters of the type customarily covered in "cold comfort" letters in connection with primary underwritten offerings; and (vi) deliver such documents and certificates as may be reasonably requested by the Majority Holders and the Managing Underwriters, if any, including those to evidence compliance with Section 3(i) and with any customary conditions contained in the underwriting agreement or other agreement entered into by the Company. The foregoing actions set forth in clauses (iii),
(iv), (v) and (vi) of this Section 3 (o) shall be performed at (A) the effectiveness of such Shelf Registration Statement and each post-effective amendment thereto and (B) each closing under any underwriting or similar agreement as and to the extent required thereunder.

            (p) The Company shall use its reasonable best efforts to take all other steps necessary to effect the registration, offering and sale of the Registrable Securities covered by the Shelf Registration Statement contemplated hereby.

            4. Registration Expenses. The Company shall bear all fees and expenses incurred in connection with the performance of its obligations under Sections 2 and 3 hereof and shall bear or reimburse the Holders for the reasonable fees and disbursements (not to exceed $20,000) of one firm or counsel designated by the Majority Holders to act as counsel for the Holders in connection therewith. However, the Company shall not be liable for underwriting discounts or commissions or transfer taxes payable in connection with any sale of Notes or Common Stock issued on conversion thereof included in a Shelf Registration Statement.

            5. Indemnification; Contribution.

                        (a) (i) In connection with any Shelf Registration
            Statement, the Company agrees to indemnify and hold harmless each Holder of Notes or Common Stock issued upon conversion thereof covered thereby, the directors, officers, employees and agents of each such Holder and each person who controls any such Holder within the meaning of either the Act or the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Act, the Exchange Act or other Federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) (i) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Shelf Registration Statement as originally filed or in any amendment thereof, or in any preliminary Prospectus or Prospectus, or in any amendment thereof or supplement thereto, or (ii) arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company will not be liable in any case to the extent that any such loss, claim, damage or liability arises out of or is based upon (i) any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by or on behalf of any such Holder specifically for inclusion therein, (ii) use of a Shelf Registration Statement or the related Prospectus during a period when a stop order has been issued in respect of such Shelf Registration or any proceedings for that purpose have been initiated or use of a Prospectus when use of such Prospectus has been deferred pursuant to Section 2(c); provided, further, in each case, that the Company has delivered prior notice, and the Holders have received such prior notice, in accordance with
            Section 7(c) hereof of such stop order, initiation of proceedings or deferral or (iii) if the Holder fails to deliver a Prospectus or the then current Prospectus. This indemnity agreement will be in addition to any liability which the Company may otherwise have.

                        (ii) The Company also agrees to indemnify or contribute
            to Losses, as provided in Section 5(d), of any Underwriters of the Notes or the Common Stock issued upon conversion thereof registered under a Shelf Registration Statement, their officers and directors and each person who controls such Underwriters on terms that are customarily made by issuers to Underwriters and shall, if requested by any Holder, enter into an underwriting agreement reflecting such agreement, as provided in Section 3(n) hereof.

            (b) Each Holder of Notes or Common Stock issued upon conversion thereof covered by a Shelf Registration Statement severally agrees to indemnify and hold harmless (i) the Company, (ii) each of its directors, (iii) each of its officers who signs such Shelf Registration Statement and (iv) each person who controls the Company within the meaning of either the Act or the Exchange Act to the same extent as the foregoing indemnity from the Company to each such Holder, but only with reference to written information relating to such Holder furnished to the Company by or on behalf of such Holder specifically for inclusion in the documents referred to in the foregoing indemnity. This indemnity agreement will be in addition to any liability which any such Holder may otherwise have.

            (c) Promptly after receipt by an indemnified party under this
Section 5 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 5, notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party (i) will not relieve it from liability under paragraph (a) or (b) above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a) or (b) above. The indemnifying party shall be entitled to appoint counsel of the indemnifying party's choice at the indemnifying party's expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel retained by the indemnified party or parties except as set forth below); provided, however, that such counsel shall be reasonably satisfactory to the indemnified party. Notwithstanding the indemnifying party's election to appoint counsel to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel (and local counsel) if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest, (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, (iii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action, or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party; provided further, that the indemnifying party shall not be responsible for the fees and expenses of more than one separate counsel (together with appropriate local counsel) representing all the indemnified parties under paragraph (a)(i), paragraph
(a)(ii) or paragraph (b) above. An indemnifying party will not, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding and does not include an admission of fault.

            (d) In the event that the indemnity provided in Section 5(a) or (b) is unavailable to or insufficient to hold harmless an indemnified party for any reason, then each applicable indemnifying party, in lieu of indemnifying such indemnified party, shall have a joint and several obligation to contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending same) (collectively "Losses") to which such indemnified party may be subject in such proportion as is appropriate to reflect the relative benefits received by such indemnifying party, on the one hand, and such indemnified party, on the other hand, from the Initial Placement and the Shelf Registration Statement which resulted in such Losses; provided, however, that in no case shall any Underwriter be responsible for any amount in excess of the underwriting discount or commission applicable to the Notes and the Common Stock issued upon conversion thereof purchased by such Underwriter under the Shelf Registration Statement which resulted in such Losses. If the allocation provided by the immediately preceding sentence is unavailable for any reason, the indemnifying party and the indemnified party shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of such indemnifying party, on the one hand, and such indemnified party, on the other hand, in connection with the statements or omissions which resulted in such Losses as well as any other relevant equitable considerations. Benefits received by the Company shall be deemed to be equal to the sum of (x) the total net proceeds from the Initial Placement (before deducting expenses) and (y) the total amount of additional interest which the Company was not required to pay as a result of registering the Notes and the Common Stock issued upon conversion thereof covered by the Shelf Registration Statement which resulted in such Losses. Benefits received by any other Holders shall be deemed to be equal to the value of receiving the Notes or the Common Stock issuable upon conversion thereof registered under the Act. Benefits received by any Underwriter shall be deemed to be equal to the total underwriting discounts and commissions, as set forth on the cover page of the Prospectus forming a part of the Shelf Registration Statement which resulted in such Losses. Relative fault shall be determined by reference to whether any alleged untrue statement or omission relates to information provided by the indemnifying party, on the one hand, or by the indemnified party, on the other hand. The parties agree that it would not be just and equitable if contribution were determined by pro rata allocation or any other method of allocation which does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this Section 5(d), no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this
Section 5, each person who controls a Holder within the meaning of either the Act or the Exchange Act and each director, officer, employee and agent of such Holder shall have the same rights to contribution as such Holder, and each person who controls the Company within the meaning of either the Act or the Exchange Act, each officer of the Company who shall have signed the Shelf Registration Statement and each director of the Company shall have the same rights to contribution as the Company, subject in each case to the applicable terms and conditions of this Section 5(d).

            (e) The provisions of this Section 5 will remain in full force and effect, regardless of any investigation made by or on behalf of any Holder or the Company or any of the officers, directors or controlling persons referred to in Section 5 hereof, and will survive the sale by a Holder of Notes or Common Stock issuable upon conversion thereof covered by a Shelf Registration Statement.

            6. Underwritten Offering. The Holders of Registrable Securities covered by the Shelf Registration Statement who desire to do so may sell such Registrable Securities in an Underwritten Offering in accordance with the provisions of this Section 6. In any such Underwritten Offering, the Managing Underwriters that administer the Underwritten Offering will be selected by, and the underwriting arrangements with respect thereto will be approved by, the Majority Holders (if both Notes and Common Stock are to be included in such Underwritten Offering determined in a manner analogous to that used to calculate Majority Holders with Holders of Common Stock issued upon conversion thereof deemed to represent the aggregate principal amount of Notes from which such Common Stock was converted); provided, however, that (i) such Managing Underwriters and underwriting arrangements must be reasonably satisfactory to the Company and (ii) the Company shall not be obligated to arrange for more than one Underwritten Offering during the Shelf Registration Period. No Holder may participate in any such Underwritten Offering contemplated unless such Holder
(a) agrees to sell such Holder's Registrable Securities in accordance with any approved underwriting arrangements, (b) completes and executes all reasonable questionnaires, powers of attorney, indemnities, underwriting agreements, lock-up letters and other documents required under the terms of such approved underwriting arrangements and (c) at least 70% of the outstanding Registrable Securities are included in such Underwritten Offering. The Holders participating in any Underwritten Offering shall be responsible for any expenses customarily borne by selling securityholders, including underwriting discounts and commissions and fees and expenses of counsel to the selling securityholders and shall reimburse the Company for the fees and disbursements of their counsel, their independent public accountants and any printing expenses incurred in connection with such Underwritten Offering. Notwithstanding the foregoing or the provisions of Section 3(m) hereof, upon receipt of a request from the Managing Underwriter or a representative of the Majority Holders to prepare and file an amendment or supplement to the Shelf Registration Statement and Prospectus in connection with an Underwritten Offering, the Company may delay the filing of any such amendment or supplement for up to 90 days if the Company in good faith has a valid business reason for such delay.

            7. Miscellaneous.

            (a) No Inconsistent Agreements. The Company has not, as of the date hereof, entered into nor shall it, on or after the date hereof, enter into, any agreement with respect to the Notes that conflicts with the provisions hereof.

            (b) Amendments and Waivers. The provisions of this Agreement, including the provisions of this sentence, may not be amended, qualified, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, unless the Company has obtained the written consent of the majority of the Holders. Notwithstanding the foregoing, a waiver or consent to departure from the provisions hereof with respect to a matter that relates exclusively to the rights of Holders whose Registrable Securities are being sold pursuant to a Shelf Registration Statement (and that does not directly or indirectly affect the rights of other Holders) may be given by the Majority Holders, determined on the basis of such Registrable Securities being sold rather than registered under such Shelf Registration Statement.

            (c) Notices. All notices and other communications provided for or permitted hereunder shall be made in writing by hand-delivery, first-class mail, telex, telecopier, or air courier guaranteeing overnight delivery:

                        1. if to you, initially at the address specified on the
            signature page of the Subscription Agreement;

                        2. if to any other Holder, at the most current address
            given by such Holder to the Company in accordance with the provisions of this Section 7(c), which address initially is, with respect to each Holder, the address of such Holder maintained by the Trustee under the Indenture, with a copy in like manner to you; and

                        3. if to the Company, initially at its address set forth
            in the Private Placement Memorandum.

            All such notices and communications shall be deemed to have been duly given when received, if delivered by hand or air courier, and when sent, if sent by first-class mail, telex or telecopier.

            You or the Company, by notice to the other, may designate additional or different addresses for subsequent notices or communications.

            (d) Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties, including, without the need for an express assignment or any consent by the Company thereto, subsequent Holders. The Company hereby agrees to extend the benefits of this Agreement to any Holder and any such Holder may specifically enforce the provisions of this Agreement as if an original party hereto.

            (e) Counterparts. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

            (f) Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

            (g) Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED IN NEW YORK, WITHOUT REGARD TO THE CONFLICTS OF LAW RULES THEREOF.

            (h) Severability. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstances, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions hereof shall not be in any way impaired or affected thereby, it being intended that all of the rights and privileges of the parties shall be enforceable to the fullest extent permitted by law.

            (i) Securities Held by the Company, etc. Whenever the consent or approval of Holders of a specified percentage of principal amount of Notes or the Common Stock issuable upon conversion thereof is required hereunder, the Notes or the Common Stock issued upon conversion thereof held by the Company or its Affiliates (other than subsequent Holders of the Notes or the Common Stock issued upon conversion thereof if such subsequent Holders are deemed to be Affiliates solely by reason of their holdings of such Notes or Common Stock) shall not be counted in determining whether such consent or approval was given by the Holders of such required percentage.

            Please confirm that the foregoing correctly sets forth the agreement between the Company and you.

                                         Very truly yours,



                                         Angeion Corporation


                                         By
                                           ------------------------------
                                           Name:
                                           Title:


The foregoing Agreement is hereby
confirmed and accepted as of this
14th day of April 1998.



Name of Subscriber:
                   -----------------------


By:
   ---------------------------------------
   Name:
   Title: